UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

ASP Isotopes Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41555	87-2618235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Pennsylvania Avenue NW South Building, Suite 900 Washington, DC	20004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 756-2245

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	ASPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01 Other Events.

On August 29, 2025, Quantum Leap Energy LLC (“QLE”), a wholly owned subsidiary of ASP Isotopes Inc. (the “Company”), became a controlling shareholder of Skyline Builders Group Holding Limited, a company incorporated under the laws of the Cayman Islands (“SKBL”) with its Class A Ordinary Shares listed on The Nasdaq Stock Market LLC under the symbol “SKBL”. QLE intends to use SKBL to pursue opportunities to acquire assets in the critical materials supply chain that QLE believes will help the United States and QLE secure important feedstocks that are vital to the security of the United States and long-term growth of QLE.

SKBL Share Capital Structure.  SKBL has a dual class ordinary share structure. SKBL’s Ordinary Shares are divided into Class A Ordinary Shares (“Class A Ordinary Shares”) and Class B Ordinary Shares (“Class B Ordinary Shares”). Each Class A Ordinary Share entitles the holder thereof to one (1) vote on all matters subject to vote at general meetings of SKBL, and each Class B Ordinary Share entitles the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of SKBL.  In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares. In no event shall Class B Ordinary Shares be convertible into Class A Ordinary Shares.

QLE’s Purchase of Controlling Interest in SKBL. On August 27, 2025, Supreme Development (BVI) Holdings Limited (“SD”), SKBL’s previous controlling shareholder and a company beneficially owned by Mr. Ngo Chiu Lam, SKBL’s Chief Executive Officer, entered into a definitive securities purchase agreement with QLE pursuant to which SD transferred and sold to QLE all 1,995,000 issued and outstanding Class B Ordinary Shares (“Class B Share Transfer”), for the aggregate purchase price of $1,000,000. As a holder of Class B Ordinary Shares, QLE is entitled to cast 20 votes per share and to vote together with holders of Class A Ordinary Shares on all matters submitted to the vote of shareholders of SKBL.

SKBL Private Placement.  On August 29, 2025, SKBL closed a private placement (the “Private Placement”) pursuant to which SKBL issued and sold (i) 1,359,314 Class A Ordinary Shares, (ii) prefunded warrants to purchase 22,990,000 Class A Ordinary Shares, at an exercise price of $0.0001 per share (“Prefunded Warrants”) (iii) Class A Ordinary Share Purchase Warrant As to purchase up to 24,349,314 Class A Ordinary Shares, at an exercise price of $0.60 per share (“A Warrants”), (iv) Class A Ordinary Share Purchase Warrant Bs to purchase up to 24,349,314 Class A Ordinary Shares, at an exercise price of $0.65 per share (“B Warrants” and together with the Prefunded Warrants and A Warrants, “Warrants”), and (v) placement agent warrants to purchase 1,947,945 Class A Ordinary Shares issued to the placement agents of the Private Placement as compensation.  SKBL received aggregate gross proceeds of $17,775,000 from the Private Placement, before deducting fees and offering expenses.

In the Private Placement, QLE purchased: (i) 454,794 Class A Ordinary Shares, (ii)  a Prefunded Warrant to purchase 1,600,000 Class A Ordinary Shares,  (iii) an A Warrant to purchase 2,054,794 Class A Ordinary Shares,  and (iv) a B Warrant to purchase 2,054,794 Class A Ordinary Shares, for the aggregate purchase price of $1,500,000, pursuant to a Securities Purchase Agreement with SKBL, dated as of August 27, 2025 (the “Purchase Agreement”).  Each Warrant is immediately exercisable and entitles the holder to acquire Class A Ordinary Shares for a period of five years following August 29, 2025. QLE, as a holder of Warrants, does not have the right to exercise any portion of any Warrant, to the extent that QLE (together with the holder’s affiliates) would beneficially own in excess of 9.99% of the number of Class A Ordinary Shares outstanding immediately after giving effect to the exercise of the applicable Warrant.

SKBL Share Retirement. Approximately $7,000,000 of the proceeds from the Private Placement was used to retire 18,500,000 Class A Ordinary Shares owned by SD, SKBL’s previous controlling shareholder (the “Share Retirement”).

After giving effect to the Class B Share Transfer, the Private Placement and the Share Retirement, QLE became the holder of 79.14% of the aggregate voting power represented by all outstanding Class A Ordinary Shares and Class B Ordinary Shares, and thereby gaining control over SKBL.

In addition, on August 29, 2025, Paul Mann, Chairman and Chief Executive Officer of the Company and Chairman of the Board of Managers of QLE, purchased, as an individual investor: (i) 454,657 Class A Ordinary Shares, (ii) Prefunded Warrant to purchase 2,970,000 Class A Ordinary Shares, (iii) A Warrant to purchase 3,424,657 Class A Ordinary Shares, and (iv) B Warrant to purchase 3,424,657 Class A Ordinary Shares, for the aggregate purchase price of $2,500,000, pursuant to the Purchase Agreement. Mr. Mann, as a holder of Warrants, does not have the right to exercise any portion of any Warrant, to the extent that such holder (together with the holder’s affiliates) would beneficially own in excess of 4.99% of the number of Class A Ordinary Shares outstanding immediately after giving effect to the exercise of the applicable Warrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASP ISOTOPES INC.

Date: September 22, 2025	By:	/s/ Donald G. Ainscow
	Name:	Donald G. Ainscow
	Title:	Executive Vice President, General Counsel and Secretary

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